                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 15, 2002
                                                          -------------



                     BARRISTER GLOBAL SERVICES NETWORK, INC.
             (Exact name of Registrant as specified in its charter)



        Delaware                        0-14063              16-1176561
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation)                                            Identification No.)


290 Ellicott Street, Buffalo, New York                       14203
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code  (716) 845-5010
                                                    --------------


                                 Not Applicable
--------------------------------------------------------------------------------
          Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following financial information is being filed to satisfy the financial statement requirements for the Form 8-K filed July 22, 2002.

(a)  Financial Statements for Business Acquired

Financial statements of Advantage Innovation, Inc. as of and for the years ended March 31, 2002 and 2001, together with Independent Auditors Report.

                           ADVANTAGE INNOVATION, INC.
                           --------------------------
                             NEW ORLEANS, LOUISIANA
                             ----------------------
                                 BALANCE SHEETS
                                 --------------
                             MARCH 31, 2002 AND 2001
                             -----------------------

A S S E T S                                                                 2002                 2001
-----------
CURRENT ASSETS                                                         --------------      ---------------
--------------
Cash and cash equivalents                                                    $354,855            $ 114,141
Accounts receivable, net of allowance                                         421,442              481,995
Inventory                                                                           -                9,645
Receivables from stockholders                                                 117,489               72,255
Current deferred tax asset                                                     91,390              103,896
                                                                        --------------      ---------------
  Total current assets                                                        985,176              781,932
                                                                        --------------      ---------------

PROPERTY AND EQUIPMENT, NET                                                   110,638                6,372
---------------------------
                                                                        --------------      ---------------

OTHER ASSETS
------------
Due from affiliated company                                                    37,000                    -
Deposits                                                                        4,454                3,949
Noncurrent deferred tax asset                                                   4,728                9,546
                                                                        --------------      ---------------
  Total other assets                                                           46,182               13,495
                                                                        --------------      ---------------

TOTAL ASSETS                                                               $1,141,996            $ 801,799
------------                                                           ==============      ===============

L I A B I L I T I E S   A N D   S H A R E H O L D E R S'  E Q U I T Y
---------------------------------------------------------------------
CURRENT LIABILITIES
-------------------
Accounts payable                                                             $ 95,103             $ 81,678
Taxes payable                                                                 287,079              179,829
Accrued expenses                                                               17,601               39,428
Accrued bonuses                                                               375,000              150,000
Accrued management fee                                                         25,000               24,000
Note payable                                                                        -               33,063
                                                                        --------------      ---------------
  Total current liabilities                                                   799,783              507,998
                                                                        --------------      ---------------

LONG-TERM NOTES PAYABLE TO STOCKHOLDER                                         46,072              226,710
--------------------------------------
                                                                        --------------      ---------------

  Total liabilities                                                           845,855              734,708
                                                                        --------------      ---------------

SHAREHOLDERS' EQUITY
--------------------
Common stock, no par value, 1,000 shares authorized,
     issued and outstanding                                                     5,800                5,800
Retained earnings                                                             290,341               61,291
                                                                        --------------      ---------------
  Total shareholders' equity                                                  296,141               67,091
                                                                        --------------      ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $1,141,996            $ 801,799
------------------------------------------                             ==============      ===============


The accompanying notes are an integral part of these statements.

                           ADVANTAGE INNOVATION, INC.
                           --------------------------
                             NEW ORLEANS, LOUISIANA
                             ----------------------
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 ----------------------------------------------
                   FOR THE YEARS ENDED MARCH 31, 2002 AND 2001
                   -------------------------------------------

                                                         2002                2001
                                                   ----------------    ----------------

REVENUES                                               $ 3,805,963         $  1,724,510
--------

COST OF REVENUES                                         2,130,909              882,152
----------------                                   ----------------    ----------------
Gross Profit                                             1,675,054              842,358

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE              1,279,574              649,182
-------------------------------------------        ----------------    ----------------

Income (loss) from continuing operations                   395,480              193,176
                                                    ----------------    ----------------

OTHER  INCOME (EXPENSE)
Gain on disposal of assets                                       -               55,000
Interest expense                                            (2,800)                   -
Interest income                                              3,782                  120
                                                    ----------------    ----------------
    Total other income (expense)                               982               55,120
                                                    ----------------    ----------------

INCOME (LOSS) FROM CONTINUING
-----------------------------
   OPERATIONS BEFORE TAXES                                 396,462              248,296
--------------------------

INCOME TAX EXPENSE                                         172,162              101,828
------------------                                  ----------------    ----------------


INCOME BEFORE DISCONTINUED OPERATIONS                      224,300              146,468
-------------------------------------

INCOME (LOSS) FROM OPERATIONS OF
--------------------------------
   DISCONTINUED BUSINESS                                     4,750              (39,882)
------------------------                            ----------------    ----------------

NET INCOME                                                 229,050              106,586
----------

RETAINED EARNINGS (ACCUMULATED
------------------------------
   DEFICIT), BEGINNING OF YEAR                              61,291              (45,295)
------------------------------                      ----------------    ----------------

RETAINED EARNINGS, END OF YEAR                         $   290,341         $     61,291
------------------------------                      ================    ================



The accompanying notes are an integral part of these statements.

                           ADVANTAGE INNOVATION, INC.
                           --------------------------
                             NEW ORLEANS, LOUISIANA
                             ----------------------
                             STATEMENT OF CASH FLOWS
                             -----------------------
                   FOR THE YEARS ENDED MARCH 31, 2002 AND 2001
                   -------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:                                         2002                  2001
-------------------------------------                                     --------------        -------------
Reconciliation of net income to net cash provided by
operating activities:
    Change in net assets                                                    $   229,050           $  106,586
        Depreciation                                                             38,455               62,797
        Provision for bad debts                                                 155,704              116,889
        Provision for (benefit of) deferred taxes                                17,324             (102,611)
        Gain on sale of web services                                                  -              (55,000)
    Adjustments to reconcile change in net assets used
      in operating activities:
        Increase in accounts receivable                                         (95,151)            (477,971)
        Decrease in other assets                                                  9,140               13,587
        Increase (decrease) in accounts payable and other                        (8,402)              63,505
        Increase in taxes payable                                               107,250              176,725
        Increase in bonuses and management fee payable                          226,000              174,000
                                                                          --------------        -------------
            Net cash provided by operating activities                           679,370               78,507
                                                                          --------------        -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
Purchases of property and equipment                                            (142,721)             (25,402)
Loans to stockholders and affiliated company                                   (154,489)              (7,751)
Payments on receivables from stockholders                                        72,255                    -
Proceeds from sale of web services                                                    -               55,000
                                                                          --------------        -------------
            Net cash provided by (used in) investing activities                (224,955)              21,847
                                                                          --------------        -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
Repayment of debt                                                               (33,063)              (9,433)
Payments on notes payable to stockholder                                       (180,638)              (7,227)
                                                                          --------------        -------------
            Net cash used in financing activities                              (213,701)             (16,660)
                                                                          --------------        -------------

Net change in cash and cash equivalents                                         240,714               83,694
Cash and cash equivalents, beginning of year                                    114,141               30,447
                                                                          --------------        -------------
Cash and equivalents, end of year                                           $   354,855           $  114,141
                                                                          ==============        =============



The accompanying notes are an integral part of these statements.

                           ADVANTAGE INNOVATION, INC.
                           --------------------------
                             NEW ORLEANS, LOUISIANA
                             ----------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS
     Advantage Innovation, Inc. (the Company) was formed January 31, 1995, under the laws of the State of Louisiana. The Company initially sold medical equipment and provided repair services. Currently, the principal business of the Company is the repair of personal computers and home appliances for insurance companies who provide warranties on such equipment.

     REVENUE AND COST RECOGNITION
     For financial statement and income tax purposes, the Company recognizes revenue and records expenses on the accrual basis of accounting. Under this method, revenue is recognized when earned, and expenses are recorded when incurred.

     ESTIMATES
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS
     For the purpose of the statement of cash flows, the Company considers all highly liquid accounts with an original maturity of three months or less to be cash equivalents.

     INVENTORY
     Inventory consists of parts and supplies purchased for sale to customers and is accounted for on the specific identification method.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost, less an allowance for accumulated depreciation. Useful lives range from 3 to 10 years. For financial statement purposes, depreciation is computed using the straight-line and double declining balance methods.

     INCOME TAXES
     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to operating losses that are available to offset future taxable income and differences between the basis of depreciable assets for financial and income tax reporting. The deferred tax assets and liabilities represent future tax consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

     NON-DIRECT RESPONSE ADVERTISING
     The Company expenses all advertising costs as incurred. Advertising expense for the years ended March 31, 2002 and 2001 totaled $9,876 and $6,356, respectively.

2.   ACCOUNTS RECEIVABLE
     Accounts receivable includes earned but not billed revenue of $85,000 and $25,600 at March 31, 2002 and 2001, respectively. The allowance for doubtful accounts was $47,500 and $106,800 at March 31, 2002 and 2001, respectively.

3.   CONCENTRATION OF CREDIT RISKS
     The revenue from three customers comprised approximately 81% of sales in 2002 and 71% of sales in 2001. At March 31, 2002, 90% of accounts receivable was from four customers and at March 31, 2001, 58% of accounts receivable was from two customers.

4.   PROPERTY AND EQUIPMENT
     Property and equipment consisted of the following as of March 31, 2002 and 2001:

                                                                   March 31
                                                    ----------------------------------------
                                                          2002                  2001
                                                    ------------------    ------------------
          Transportation equipment                  $         73,546      $         25,747
          Equipment                                           62,621                19,041
          Furniture and fixtures                              42,677                 6,372
                                                    ------------------    ------------------
                                                             178,844                51,160
                Less accumulated depreciation                (68,206)              (44,788)
                                                    ------------------    ------------------

                                                    $        110,638      $          6,372
                                                    ==================    ==================

5.   LEASE OBLIGATIONS

     The Company leases facilities under a co-tenancy agreement. Future minimum lease commitments as of March 31, 2002 are as follows:

                       Year Ending March 31,
                              2003                             $        34,593
                              2004                                      36,502
                              2005                                       3,056
                                                              -----------------
                                                               $        74,151
                                                              =================

     The Company is also responsible for monthly escrow charges for property taxes, insurance, and common area maintenance charges which are approximately $350 per month.

     The Company also leases a variety of equipment under several month-to-month leases that have no future non-cancelable lease obligations. Rent expense for the years ended March 31, 2002 and 2001 was $43,946 and $73,363, respectively.

6.   INCOME TAXES
     Income tax expense for the years ended March 31, 2002 and 2001 consisted of the following components:

                                                        2002               2001
                                                    --------------    ----------------

          Current tax expense                       $    157,838      $     176,941
          Deferred tax expense (benefit)                  17,324           (102,827)
                                                    --------------    ----------------
                                                    $    175,162      $      74,114
                                                    ==============    ================

          Federal                                   $    150,299      $      63,146
          State                                           24,863             10,968
                                                    --------------    ----------------
                                                    $    175,162      $      74,114
                                                    ==============    ================

          Continuing operations                     $    172,162      $     101,828
          Discontinued operations                          3,000            (27,714)
                                                    --------------    ----------------
                                                    $    175,162      $      74,114
                                                    ==============    ================


     The Company's net deferred tax asset was comprised of the following as of March 31, 2002 and 2001:


                                                                    2002               2001
                                                                --------------    ----------------

          Allowance for doubtful accounts                       $     17,390      $      39,516
          Accrued bonuses and expenses                                74,000             64,380
          Excess of book deprecation over tax deprecation              4,728              9,546
                                                                --------------    ----------------
                                                                      96,118            113,442
          Current deferred tax asset                                 (91,390)          (103,896)
                                                                --------------    ----------------
          Long-term deferred tax asset                          $      4,728      $       9,546
                                                                ==============    ================


     A valuation allowance for the deferred tax asset is not recognized since the Company's income in the carryback period exceeds the total of the temporary differences during the reversal period.

     The Company's significant temporary differences arise from bonus accruals, allowance for doubtful accounts and the differences in the depreciation of assets for financial and income tax reporting. The Company's effective tax rate is higher than would be expected if the federal statutory rates were applied to income from continuing operations because of state income taxes and expenses deductible for financial reporting purposes that are not deductible for tax purposes.

7.   RELATED PARTY TRANSACTIONS
     At March 31, 2002 and 2001 the Company had outstanding loans to stockholders totaling $117,489 and $72,255, respectively. The loans bear interest ranging from 2.75% to 4.10% per annum and are to be forgiven upon disposition of the Company as discussed in note 9.

     The Company had an outstanding note payable to a stockholder in the amount of $46,072 and $226,710 as of March 31, 2002 and 2001, respectively. Interest accrues at 1% per month until paid. A portion of this note was transferred to the discontinued operations as explained in note 8.

     The Company advanced $37,000 to an affiliated company. There are no specific terms for repayment and are to be forgiven upon disposition of the Company as discussed in note 9.

     The Company paid management fees to a company affiliated through stock ownership totaling $96,000 and $42,250 for the years ended March 31, 2002 and 2001, respectively.

     Loans to stockholders totaling $24,414 were expensed as salary in the year ended March 31, 2002.

8.   DISCONTINUED OPERATIONS
     On November 1, 2001, the Company discontinued the operations of its medical services division. The assets and liabilities of the division were transferred into a separate company. Accordingly, the operations of this division have been reported separately as discontinued operations in the accompanying financial statements. Summarized results of operations for the discontinued operations for the years ended March 31, 2002 and 2001 consisted of the following:

                                                                 2002               2001
                                                             --------------    ----------------

          Net sales                                          $    434,452      $    802,083
                                                             ==============    ================

          Income (loss) from discontinued operations         $      4,750      $    (39,882)
                                                             ==============    ================


9.   SUBSEQUENT EVENT
     On July 15, 2002, an agreement to sell the stock of the Company was finalized. On that same date, all loans to stockholders and the affiliated company were forgiven and certain fixed assets of the Company, including vehicles and art work, with a net book value of $91,296 were distributed as bonuses to selected employees.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Advantage Innovation, Inc.
New Orleans, Louisiana:

We have audited the accompanying balance sheets of Advantage Innovation, Inc. as of March 31, 2002 and 2001, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advantage Innovation, Inc. as of March 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



POSTLETHWAITE & NETTERVILLE

New Orleans, Louisiana
July 15, 2002

(b)  Pro Forma Financial Information

     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the acquisition of Advantage Innovation, Inc. ("Advantage") by the registrant, Barrister Global Services Network, Inc. (the "Company") as if the acquisition, as further described below, had occurred on March 31, 2002, for the Unaudited Pro Forma Condensed Consolidated Balance Sheet, April 1, 2000, for the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 2001, and April 1, 2001 for the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 2002.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or future results of operations or results that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes thereto and the Company's historical financial statements in its Annual Report on Form 10-K for the fiscal year ended March 31, 2002 filed with the Securities and Exchange Commission.

     The unaudited pro forma condensed consolidated financial statements, presented below, incorporate the following transaction based on a preliminary allocation of the purchase price. On July 15, 2002, the Company acquired the stock of Advantage, a privately held technical and computer services company performing services nationwide generally in the consumer market for $1,200,000 in cash and future consideration of two contingent payments. The contingent payments are due on the first and second anniversaries of the closing, in an amount based upon the amount of earnings before interest, taxes, depreciation and amortization achieved by Advantage in each of the two years. The Company will account for the acquisition as a purchase. Assets acquired and liabilities assumed will be recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of tangible and intangible net assets acquired will be recorded as goodwill.

                     BARRISTER GLOBAL SERVICES NETWORK, INC.
                          AND ADVANTAGE INNOVATION INC.
                               Unaudited Pro Forma
                 Condensed Consolidated Statement of Operations
                        For the Year Ended March 31, 2001
                      (In thousands, except per share data)

                                              Barrister
                                           Global Services   Advantage Innovation,                                 Combined
                                          Network, Inc. For    Inc. For the Year     Unaudited Pro                 Unaudited
                                            the Year Ended           Ended               Forma      Note           Pro Forma
                                            March 31, 2001       March 31, 2001       Adjustments    Ref.          Statement
                                            --------------       --------------       -----------    ---           ---------
Revenues                                      $   11,085          $    1,724                                   $    12,809

Costs and expenses
   Cost of services                                8,431                 882                   20     (7)            9,333
   Selling, general, and administrative
      expenses                                     3,236                 649                   95     (7)            3,980
                                               ---------           ---------           ----------               ----------

Operating (loss) income                             (582)                193                 (115)                    (504)
                                               ---------           ---------           ----------               ----------

    Gain on disposal of assets                         -                 (55)                                          (55)
    Interest income, net                            (193)                  -                   _                      (193)
                                               ---------           ---------           ----------               ----------
Net (loss) earnings from continuing                 (389)                248                 (115)                    (256)
operations before income taxes

Income tax (benefit) expense                        (192)                102                                           (90)
                                               ---------           ---------           ----------               ----------

Net (loss) earnings from
 continuing operations                              (197)                146                 (115)                    (166)
                                               ---------           ---------           ----------               ----------

Discontinued operations:
  Loss from discontinued operations,
      net of income tax benefit                        -                 (40)                                          (40)
  Gain from sale of discontinued
     operations net of income taxes                2,064                   -                                         2,064
                                               ---------           ---------           ----------               ----------
Net earnings                                   $   1,867           $     106           $     (115)              $    1,858
                                               ==========          =========           ==========               ==========

Basic and diluted earnings per share:
    Continuing operations                           (.02)                                                             (.01)
    Discontinued operations                          .18                                                               .17
                                               ----------                                                       ----------
         Total                                 $     .16                                                        $      .16
                                               ==========                                                       ==========


Weighted average number of shares
    Basic and diluted                             11,922                                                            11,922
                                               ==========                                                       ==========


           See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                     BARRISTER GLOBAL SERVICES NETWORK, INC.
                          AND ADVANTAGE INNOVATION INC.
                               Unaudited Pro Forma
                 Condensed Consolidated Statement of Operations
                        For the Year Ended March 31, 2002
                      (In thousands, except per share data)

                                              Barrister
                                           Global Services   Advantage Innovation,                                 Combined
                                          Network, Inc. For    Inc. For the Year     Unaudited Pro                 Unaudited
                                            the Year Ended           Ended               Forma      Note           Pro Forma
                                            March 31, 2002       March 31, 2002       Adjustments    Ref.          Statement
                                            --------------       --------------       -----------    ---           ---------

Revenues                                     $    12,845         $     3,806                                   $     16,651

Costs and expenses
   Cost of services                               10,108               2,131                   20    (4,7)           12,259
   Selling, general, and administrative
      expenses                                     4,521               1,280                   84     (7)             5,885
                                             -----------         -----------          -----------               -----------

Operating (loss) income                           (1,784)                395                 (104)                   (1,493)
                                             -----------         -----------          -----------               -----------

    Interest income, net                            (179)                 (1)                                          (180)
                                             -----------         -----------          -----------               -----------
Net (loss) earnings from continuing               (1,605)                396                 (104)                   (1,313)
operations before income taxes

Income tax (benefit) expense                        (487)                172                    5     (4)              (310)
                                             -----------         -----------          -----------               -----------

Net (loss) earnings from
 continuing operations                            (1,118)                224                 (109)                   (1,003)
                                             -----------         -----------          -----------               -----------

Discontinued operations:
  Income from discontinued
    operations, net of income taxes                    -                   5                                              5
                                             -----------         -----------          -----------               -----------
Net (loss) earnings                           $   (1,118)        $       229           $     (109)                $    (998)
                                             ===========         ===========          ===========               ===========

Basic and diluted earnings per share:
    Continuing operations                           (.09)                                                              (.08)
    Discontinued operations                            -                                                                  -
                                             -----------                                                        -----------
         Total                                $     (.09)                                                         $    (.08)
                                             ===========                                                        ===========

Weighted average number of shares
    Basic and diluted                            11,937                                                               11,937
                                             ===========                                                        ===========



           See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                     BARRISTER GLOBAL SERVICES NETWORK, INC.
                          AND ADVANTAGE INNOVATION INC.
                               Unaudited Pro Forma
                      Condensed Consolidated Balance Sheet
                                 March 31, 2002
                                 (In thousands)

                                                   Barrister       Advantage
                                                Global Services    Innovation                                            Combined
                                                   Network, Inc.       Inc.              Unaudited                       Unaudited
                                                   March 31,         March 31,           Pro Forma      Note             Pro Forma
                                                     2002             2002             Adjustments       Ref.            Statements
                                                     ----             ----             -----------       ----            ----------
ASSETS
Cash and equivalents                              $     1,222         $       355            (1,200)        (1)          $       377
Short term investments                                  1,040                                                                  1,040
Accounts receivable                                     1,289                 421                                              1,710
Loans to stockholders                                       -                 118              (118)       (3)                     -
Service parts inventory                                   933                   -                                                933
Income taxes                                              487                  91                                                578
Prepaid expenses                                           23                   -                                                 23
                                                     --------          ----------           --------                       ---------
    Total current assets                                4,994                 985             (1,318)                          4,661
                                                     --------          ----------           --------                       ---------
Net equipment and leasehold
  Improvements                                            387                 111                 30       (3,5)                 528

Marketable securities                                   1,730                   -                                              1,730
Goodwill                                                    -                   -                787        (6)                  787
Intangible assets                                           -                   -                219        (5)                  219
Due from LLC                                                -                  37                (37)       (3)                    -
Other assets                                               25                   9                                                 34
                                                     --------          ----------           --------                       ---------
     Total assets                                 $     7,136         $     1,142               (319)                     $    7,959
                                                     ========          ==========           ========                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current installment of long term debt                     307                   -                                                307
Accounts payable                                          761                 120                 75        (8)                  956
Income taxes                                                -                 287                (98)       (3)                  189
Accrued compensation and benefits                         677                  18                                                695
Accrued bonuses                                             -                 375                                                375
Customer advances and unearned
  Revenue                                                 661                   -                                                661
Other liabilities                                         152                   -                                                152
                                                     --------          ----------          ---------                       ---------
     Total current liabilities                          2,558                 800                (23)                          3,335
                                                     --------          ----------          ---------                       ---------

Deferred compensation                                     267                   -                                                267
Long-term debt, excluding current
  Installments                                             27                  46                                                 73

Total stockholders' equity                              4,284                 296               (296)       (9)                4,284
                                                      -------          ----------           --------                       ---------
    Total liabilities and stockholders'
    Equity                                        $     7,136       $       1,142               (319)                     $    7,959
                                                     ========          ==========           ========                       =========


          See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                     BARRISTER GLOBAL SERVICES NETWORK, INC.

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements


1. The accompanying pro forma condensed consolidated financial statements of Barrister Global Services Network, Inc. (the "Company") are presented to reflect the acquisition of Advantage Innovation, Inc. ("Advantage"). On July 15, 2002, the Company acquired the stock of Advantage for $1,200,000 in cash plus future consideration. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2002, gives effect to the acquisition as if it had occurred on March 31, 2002. The unaudited pro forma condensed consolidated statements of operations for the years ended March 31, 2001 and March 31, 2002, give effect to the acquisition as if the transaction occurred on April 1, 2000, and April 1, 2001, respectively.

2. The acquisition is accounted for as a purchase. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values at the date of acquisition. The pro forma financial statements reflect a preliminary allocation of the purchase price based on information presently available. The excess of the purchase price over the fair value of net assets acquired is recorded as goodwill. The amount of any future consideration will be added to goodwill at the time it becomes due and payable.

3. Represents the amount of loans to stockholders and the amount due from an affiliated company that were forgiven and certain fixed assets with a net book value of $91,000, including vehicles and art work that were distributed to selected employees on the date of the acquisition. Also includes the associated tax effect of the transactions.

4. Represents adjustments to depreciation expense associated with items distributed per note 3 and the associated income tax effect.

5. Represents an adjustment to record assets at their estimated fair market values.

6. Represents the excess of the purchase price for Advantage over the fair value of the net assets acquired.

7. Represents depreciation of the fair value of tangible assets over a three to five year period and amortization of the fair value of intangible assets over a two to four year period.

8. Represents estimated legal and professional fees incurred in connection with the transaction.

9.   Reflects the elimination of Advantage's stockholders' equity.

c)   Exhibit No. 23-01     Consent of Postlethwaite & Netterville,
                                     Independent Auditors

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Barrister Global Services Network, Inc.
                                        ---------------------------------------
                                                     (Registrant)


Date: August 13, 2002                           /s/  Richard P. Beyer
      ---------------                           ----------------------------
                                                         (Signature)
                                                     Richard P. Beyer
                                                     Senior Vice President and
                                                     Chief Financial Officer